Portions of this exhibit have been redacted pursuant to a request for confidential treatment made with the Securities and Exchange Commission and are reflected herein by [ ]. The Company has filed unredacted versions with the Securities and Exchange Commission under separate cover.

- --------------------------------------------------------------------------------
                MEDICAL SPECIALTIES MASTER SERVICE AGREEMENT
- --------------------------------------------------------------------------------

                            Master Service Agreement

                 This Agreement is entered into as of June 1, 1996, between Medical Specialties Distributors, Inc. ("MSD"), a Delaware corporation located at 58 Norfolk Avenue, South Easton, Massachusetts 02375, and Coram Healthcare
Corporation ("CUSTOMER"), a                corporation with a principal place
of business at 1125 Seventeenth Street, Suite 1500, Denver, Colorado, 80202.

                 WHEREAS, MSD is in the business of providing certain maintenance and repair services with respect to a variety of biomedical equipment, and

                 WHEREAS, the CUSTOMER uses certain of such biomedical equipment (the "CUSTOMER Units") in the conduct of its business and desires to obtain certain services from MSD;

                 NOW, THEREFORE, in consideration of the mutual promises set forth below, the parties to this Agreement agree as follows:

                                    Service

1. MSD agrees to perform maintenance and repair services (the "Services") for the CUSTOMER to meet or exceed manufacturer's standards and any applicable standards of any governmental authority, which Services and the fees associated with such Services are set forth on Schedule 1 to this Agreement.

2. Except as it may be precluded from doing so under prior agreements with third parties, the CUSTOMER agrees to deal exclusively with MSD in obtaining services that are among the Services.

3. The CUSTOMER may order Services hereunder in writing or by telephone and or fax. Orders placed by telephone shall be confirmed by the CUSTOMER within five (5) days in writing. Schedule 2 to this Agreement sets forth a description of the services provided by MSD hereunder.

4.       The CUSTOMER agrees to pay MSD for Services at the prices set forth on
Schedule 1. Payment of the invoice amount by the CUSTOMER shall be due, in accordance with instructions on the relevant invoice, within thirty (30) days of the date of the invoice. MSD may modify the prices set forth on Schedule 1, but only to reflect changes in MSD's direct costs.

5. MSD agrees to use commercially reasonable efforts to complete preventive maintenance, safety inspections and cleanings within twenty-four
(24) hours of its' receipt of a CUSTOMER Unit or the arrival at a CUSTOMER place of business of an MSD representative.

6. MSD agrees to use commercially reasonable efforts to complete repairs within five (5) business days of its receipt of a CUSTOMER Unit. The parties to this Agreement acknowledge, however, that there may be occasions on which repairs to a CUSTOMER Unit may require a longer period or can only be completed by the manufacturer of a CUSTOMER Unit, in which case MSD will notify the CUSTOMER of the estimated time required for such repairs. Whenever repairs to a CUSTOMER Unit will require more than five (5) days to complete, MSD shall notify the CUSTOMER and shall use commercially reasonable efforts to provide to the CUSTOMER, upon request, a temporary replacement unit of similar function at no cost (other than shipping costs) until the repairs to the CUSTOMER Unit are completed.

7. The CUSTOMER shall bear the cost of shipping CUSTOMER Units and temporary replacement units to an MSD Site and, when necessary, to and from the manufacturer of a CUSTOMER Unit. The CUSTOMER shall bear the cost of returning CUSTOMER Units sent to MSD for service as well as the cost to deliver temporary replacement units via United Parcel Service or similar, overland courier. Upon request from the CUSTOMER, MSD will return CUSTOMER Units or deliver temporary replacement units by air or other courier service at CUSTOMER's expense.

8. The parties agree that the replacement of external, cosmetic parts shall be a part of ordinary preventive maintenance on the CUSTOMER Units whenever, in the opinion of MSD, such replacement is advisable. The CUSTOMER agrees to pay the costs of such replacement parts at MSD's standard invoice prices, but shall not incur any labor costs with respect to such replacements

9. MSD agrees that, if any CUSTOMER Unit requires Service(s) (other than preventive maintenance) of the specific type provided by MSD within the previous sixty (60) days with respect to such CUSTOMER Unit, then MSD will perform such Service(s) again, at no cost to the CUSTOMER.

                              Term and Termination

12. The initial term of this Agreement shall be five (5) years from the date hereof

13. Notwithstanding the foregoing, if either party is in breach of this agreement, the non-breaching party may notify the other party of such breach; and if such breach is not cured within thirty (30) days of the delivery of such notice, then the non-breaching party shall have the right to terminate this Agreement immediately upon notice. Either party may also terminate this Agreement without cause upon ninety (90) days notice to the other in writing.

                            Limitation on Liability

14. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR (i) ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, OR (ii) ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE OR PROFITS THAT THE OTHER PARTY MAY SUFFER, DIRECTLY OR INDIRECTLY, REGARDLESS OF THE FORM OF THE ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE DEFENDING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                Indemnification

15. Each party agrees to indemnify, hold harmless and defend the other from and against all losses, claims, suits, damages, actions, causes of action, proceedings, demands, assessments, settlements, judgments, costs, expenses or any other liabilities of any kind or nature (including reasonable attorneys' fees) alleged, imposed on or arising out of, or relating to the negligence or willful malfeasance of such party arising from the performance of obligations under this Agreement. Each party shall timely notify the other of any intended claim for indemnification hereunder.

                                 Miscellaneous

16. The Schedules to this Agreement are a part hereof, as if set forth in the body of this Agreement.

17. This document contains the entire agreement relating to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, written or oral, between the parties. This agreement may not be modified except by a written document signed by an authorized representative of each party.

18. No term of this Agreement shall be considered waived and no breach excused or consented to by either party unless a waiver, excuse or consent is made in writing. No consent, waiver, or excuse by either party in any one case, express or implied, shall constitute a consent, waiver or excuse in any subsequent case.

19. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be severed from this Agreement and the remaining provisions will remain in full force and effect.

20. All notices required or authorized under this Agreement shall be given in writing. All notices shall be effective upon receipt, if delivered in person or by telecopier, or upon mailing, if sent by overnight courier or mailed at a U.S. Post Office, first class mail, postage prepaid, and addressed or delivered to the other party's address as set forth above, or such other address as the party to be served may specify by advanced written notice to the party delivering notice.

21. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto. However, no party to this Agreement may assign its rights or delegate its duties hereunder without the consent of the other party, except that either party may assign this Agreement to any affiliate.

22. The parties hereto shall each be relieved of their obligations hereunder if, when, and to the extent that either party is unable to perform or is limited in its performance hereunder because of force majeure, including, without limitation: (i) earthquakes, fires, floods, and other acts of God, (ii) wars, riots, insurrections, or other civil commotions, (iii) strikes, lockouts, or other labor disputes, (iv) delays of carriers, power failures, or accidents, or (v) other interruptions of business, casualties, events or circumstances beyond the control of either party. When the limitation or curtailment caused by force majeure shall have ended, the obligations hereunder shall be restored to full force and effect.

23. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed this Agreement with effect as of the date first written above.

                                         MEDICAL SPECIALTIES DISTRIBUTORS, INC.

                                         /s/ JOHN WHISNANT
                                         --------------------------------------
                                         By:    John Whisnant
                                         Title: President & CEO


                                         CUSTOMER: Coram Healthcare Corporation

                                         /s/ R. F. ROOSE, JR.
                                         --------------------------------------
                                         By:    Robert F. Roose, Jr.
                                         Title: Vice President Materials
                                                Management

                                   SCHEDULE I
                                 SERVICE COSTS
                               INFUSION EQUIPMENT

1. SERVICES PROVIDED AT AN MSD SITE (includes all repairs and all Services performed at the nearest MSD Site):

                          Services                           Fee
                          --------                           ---

Preventive Maintenance/Safety Inspections             [

Cleaning and Disinfection

Repairs

Replacement of Cosmetics                                              ]


Portions of these exhibits have been redacted pursuant to a request for confidential treatment made with the Securities and Exchange Commission and are reflected herein by [ ]. The Company has filed unredacted versions with the Securities and Exchange Commission under separate cover.

                                   SCHEDULE 2
                              SERVICE DESCRIPTION

MECHANICAL INSPECTION

o        Clean unit (according to Schedule 1)
o        Check for proper labeling
o        Check switches and membrane for operation
o        Check moving components (pistons, fluid seats, valves, etc.)
o        Inspect chassis of unit for damage

ELECTRICAL INSPECTION

o        Battery
o        Charger output

SAFETY INSPECTION

o Electrical leakage tests performed in accordance with JCAHO standards (testing performed with a Biotek Digital Safety Analyzer model 170)

PERFORMANCE CHECK

o Volumetric output test for pumps (flow rates and pressure limits are tested using gravimetric analysis and/or Biotek analyzers)
o        Drop test for controllers
o Infusion devices and respiratory equipment tested and repaired to meet or exceed manufacturer standards
o        Manufacturer calibration and alarm tests

During a PM each piece of equipment is thoroughly cleaned (as described in section 1) and labeled with the MSD technician's initials and the date of the last and next scheduled inspection. The MSD technician will notify the CUSTOMER branch manager with an estimate of any additional repair costs. Per MSD standard policy for quality service, at no time are "used" parts installed in or on a CUSTOMER unit. A service report detailing equipment performance and safety specifications remains on file at MSD and a copy is included with the inspected equipment when returned.